                                                                    EXHIBIT 4.01

                         ==============================

                            PORTOLA PACKAGING, INC.,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE

                          8 1/4% Senior Notes due 2012

                                ================

                                    INDENTURE

                          Dated as of January 23, 2004

                                ===============

                       ==================================

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                    ARTICLE I
                                    DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions...............................................................................        1
SECTION 1.2. Other Definitions.........................................................................       21
SECTION 1.3. Incorporation by Reference of Trust Indenture Act.........................................       23
SECTION 1.4. Rules of Construction.....................................................................       23

                                                    ARTICLE II
                                                  THE SECURITIES

SECTION 2.1. Form, Dating and Terms....................................................................       24
SECTION 2.2. Execution and Authentication..............................................................       32
SECTION 2.3. Registrar and Paying Agent................................................................       33
SECTION 2.4. Paying Agent to Hold Money in Trust.......................................................       34
SECTION 2.5. Securityholder Lists......................................................................       34
SECTION 2.6. Transfer and Exchange.....................................................................       34
SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional
                  Accredited Investors.................................................................       37
SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                  Regulation S.........................................................................       40
SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities...........................................       41
SECTION 2.10. Outstanding Securities...................................................................       42
SECTION 2.11. Temporary Securities.....................................................................       42
SECTION 2.12. Cancellation.............................................................................       43
SECTION 2.13. Payment of Interest; Defaulted Interest..................................................       43
SECTION 2.14. Computation of Interest..................................................................       44
SECTION 2.15. CUSIP, Common Code and ISIN Numbers......................................................       44

                                                   ARTICLE III
                                                    COVENANTS

SECTION 3.1. Payment of Securities.....................................................................       45
SECTION 3.2. Limitation on Indebtedness and Issuance of Preferred Stock................................       48
SECTION 3.3. Limitation on Restricted Payments.........................................................       52
SECTION 3.4. Limitation on Restrictions on Distributions from Restricted Subsidiaries..................       57
SECTION 3.5. Limitation on Sales of Assets and Subsidiary Stock........................................       59
SECTION 3.6. Limitation on Liens.......................................................................       62
SECTION 3.7. Limitation on Sale/Leaseback Transactions.................................................       62
SECTION 3.8. Limitation on Affiliate Transactions......................................................       62
SECTION 3.9. Limitation on Sale of Capital Stock of Restricted Subsidiaries............................       63
SECTION 3.10. Change of Control........................................................................       64

SECTION 3.11. SEC Reports..............................................................................       66
SECTION 3.12. Future Subsidiary Guarantors.............................................................       66
SECTION 3.13. Maintenance of Office or Agency..........................................................       67
SECTION 3.14. Corporate Existence......................................................................       67
SECTION 3.15. Payment of Taxes and Other Claims........................................................       67
SECTION 3.16. Payments for Consent.....................................................................       68
SECTION 3.17. Compliance Certificate...................................................................       68
SECTION 3.18. Further Instruments and Acts.............................................................       68
SECTION 3.19. Limitation on Lines of Business..........................................................       68
SECTION 3.20. Statement by Officers as to Default......................................................       68

                                                    ARTICLE IV
                                                SUCCESSOR COMPANY

SECTION 4.1. Merger and Consolidation..................................................................       69

                                                    ARTICLE V
                                             REDEMPTION OF SECURITIES

SECTION 5.1. Redemption................................................................................       70
SECTION 5.2. Applicability of Article..................................................................       70
SECTION 5.3. Election to Redeem; Notice to Trustee.....................................................       70
SECTION 5.4. Selection by Trustee of Securities to Be Redeemed.........................................       70
SECTION 5.5. Notice of Redemption......................................................................       71
SECTION 5.6. Deposit of Redemption Price...............................................................       72
SECTION 5.7. Securities Payable on Redemption Date.....................................................       72
SECTION 5.8. Securities Redeemed in Part...............................................................       72

                                                    ARTICLE VI
                                              DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default.........................................................................       73
SECTION 6.2. Acceleration..............................................................................       75
SECTION 6.3. Other Remedies............................................................................       76
SECTION 6.4. Waiver of Past Defaults...................................................................       76
SECTION 6.5. Control by Majority.......................................................................       76
SECTION 6.6. Limitation on Suits.......................................................................       76
SECTION 6.7. Rights of Holders to Receive Payment......................................................       77
SECTION 6.8. Collection Suit by Trustee................................................................       77
SECTION 6.9. Trustee May File Proofs of Claim..........................................................       77
SECTION 6.10. Priorities...............................................................................       77
SECTION 6.11. Undertaking for Costs....................................................................       78

                                                   ARTICLE VII
                                                     TRUSTEE

SECTION 7.1. Duties of Trustee.........................................................................       78

SECTION 7.2. Rights of Trustee.........................................................................       79
SECTION 7.3. Individual Rights of Trustee..............................................................       81
SECTION 7.4. Trustee's Disclaimer......................................................................       81
SECTION 7.5. Notice of Defaults........................................................................       81
SECTION 7.6. Reports by Trustee to Holders.............................................................       81
SECTION 7.7. Compensation and Indemnity................................................................       81
SECTION 7.8. Replacement of Trustee....................................................................       82
SECTION 7.9. Successor Trustee by Merger...............................................................       83
SECTION 7.10. Eligibility; Disqualification............................................................       83
SECTION 7.11. Preferential Collection of Claims Against the Company....................................       84
SECTION 7.12. Trustee's Application for Instruction from the Company...................................       84
SECTION 7.13. Paying Agents............................................................................       84

                                                   ARTICLE VIII
                                        DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1. Discharge of Liability on Securities; Defeasance..........................................       84
SECTION 8.2. Conditions to Defeasance..................................................................       86
SECTION 8.3. Application of Trust Money................................................................       87
SECTION 8.4. Repayment to the Company..................................................................       87
SECTION 8.5. Indemnity for U.S. Government Obligations.................................................       88
SECTION 8.6. Reinstatement.............................................................................       88

                                                    ARTICLE IX
                                                    AMENDMENTS

SECTION 9.1. Without Consent of Holders................................................................       88
SECTION 9.2. With Consent of Holders...................................................................       89
SECTION 9.3. Compliance with Trust Indenture Act.......................................................       90
SECTION 9.4. Revocation and Effect of Consents and Waivers.............................................       90
SECTION 9.5. Notation on or Exchange of Securities.....................................................       91
SECTION 9.6. Trustee To Sign Amendments................................................................       91

                                                    ARTICLE X
                                               SUBSIDIARY GUARANTEE

SECTION 10.1. Subsidiary Guarantee.....................................................................       91
SECTION 10.2. Limitation on Liability; Termination, Release and Discharge..............................       93
SECTION 10.3. Right of Contribution....................................................................       95
SECTION 10.4. No Subrogation...........................................................................       95

                                                    ARTICLE XI
                                                  MISCELLANEOUS

SECTION 11.1. Trust Indenture Act Controls.............................................................       95
SECTION 11.2. Notices..................................................................................       95
SECTION 11.3. Communication by Holders with other Holders..............................................       97

SECTION 11.4. Certificate and Opinion as to Conditions Precedent.......................................       97
SECTION 11.5. Statements Required in Certificate or Opinion............................................       97
SECTION 11.6. When Securities Disregarded..............................................................       97
SECTION 11.7. Rules by Trustee, Paying Agent and Registrar.............................................       98
SECTION 11.8. Legal Holidays...........................................................................       98
SECTION 11.9. GOVERNING LAW............................................................................       98
SECTION 11.10. No Recourse Against Others..............................................................       99
SECTION 11.11. Successors..............................................................................       99
SECTION 11.12. Multiple Originals......................................................................       99
SECTION 11.13. Qualification of Indenture..............................................................       99
SECTION 11.14. Table of Contents; Headings.............................................................      100

EXHIBIT A   Form of the Series A Note
EXHIBIT B   Form of the Series B Note
EXHIBIT C   Form of Indenture Supplement to Add Subsidiary Guarantors

                             CROSS-REFERENCE TABLE

    TIA                                                                                Indenture
  Section                                                                              Section
310(a)(1)               .............................................................    7.10
   (a)(2)               .............................................................    7.10
   (a)(3)               .............................................................    N.A.
   (a)(4)               .............................................................    N.A.
   (a)(5)               .............................................................    7.10
   (b)                  .............................................................    7.8; 7.10
   (c)                  .............................................................    N.A.
311(a)                  .............................................................    7.11
   (b)                  .............................................................    7.11
   (c)                  .............................................................    N.A.
312(a)                  .............................................................    2.5
   (b)                  .............................................................    11.3
   (c)                  .............................................................    11.3
313(a)                  .............................................................    7.6
   (b)(1)               .............................................................    N.A.
   (b)(2)               .............................................................    7.6
   (c)                  .............................................................    7.6
   (d)                  .............................................................    7.6
314(a)                  .............................................................    3.11; 3.17; 11.5
   (b)                  .............................................................    N.A.
   (c)(1)               .............................................................    11.4
   (c)(2)               .............................................................    11.4
   (c)(3)               .............................................................    N.A.
   (d)                  .............................................................    N.A.
   (e)                  .............................................................    11.5
315(a)                  .............................................................    7.1
   (b)                  .............................................................    7.5; 11.2
   (c)                  .............................................................    7.1
   (d)                  .............................................................    7.1
   (e)                  .............................................................    6.11
316(a)(last sentence)   .............................................................    11.6
   (a)(1)(A)            .............................................................    6.5
   (a)(1)(B)            .............................................................    6.4
   (a)(2)               .............................................................    N.A.
   (b)                  .............................................................    6.7
   (c)                  .............................................................    6.5
317(a)(1)               .............................................................    6.8
   (a)(2)               .............................................................    6.9
   (b)                  .............................................................    2.4
318(a)                  .............................................................    11.1


         N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE dated as of January 23, 2004, among PORTOLA PACKAGING, INC., a Delaware corporation (the "Company"), THE SUBSIDIARY GUARANTORS (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, a banking corporation chartered in the State of Minnesota (the "Trustee"), as Trustee.

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party hereto covenants and agrees as follows for the benefit of the other parties and for the equal and ratable benefit of all Holders of (i) the Company's 8 1/4% Senior Notes, Series A, due 2012, issued on the date hereof and the guarantees thereof by certain of the Company's subsidiaries (the "Initial Securities"), (ii) if and when issued, an unlimited principal amount of additional 8 1/4% Senior Notes, Series A, due 2012 in a non-registered offering or 8 1/4% Senior Notes, Series B, due 2012 in a registered offering of the Company, and the guarantees thereof by certain of the Company's subsidiaries that may be offered from time to time subsequent to the Issuance Date (the "Additional Securities") and (iii) if and when issued, the Company's 8 1/4% Senior Notes, Series B, due 2012 and the guarantees thereof by certain of the Company's subsidiaries that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined, the "Exchange Securities," and together with the Initial Securities and Additional Securities, the "Securities").

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1. Definitions.

                  "10.75% Senior Notes" means the 10 3/4% Senior Notes due October 1, 2005 issued pursuant to the Indenture dated as of October 2, 1995.

                  "Acquired Debt" means, with respect to any specified Person:
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person. Acquired Debt shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

                  "Additional Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any

Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any property or assets of the Company or any Restricted Subsidiary (including by way of a sale and leaseback) other than sales of inventory (including equipment held as inventory) and obsolete equipment or redundant properties, or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries, in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by Sections 3.10 and 4.1, and not by Section 3.5) or (ii) the issuance of Equity Interests by any of its Restricted Subsidiaries, or the sale of Equity Interests by the Company or any of its Restricted Subsidiaries in any of its Subsidiaries, in the case of either clause (i) above or this clause (ii), whether in a single transaction or a series of related transactions, (a) that have an aggregate fair market value in excess of $1.0 million, or (b) for aggregate net proceeds in excess of $1.0 million.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1)      any issuance of Equity Interests by the Company;

                  (2)      any transfer of assets permitted pursuant to Section
         3.2 or pursuant to clause (4) or (5) of the definition of "Permitted Investments;"

                  (3) a transfer of assets or Equity Interests by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

                  (4)      dispositions in connection with Permitted Liens;

                  (5) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings; or

                  (6) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries.

                  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Borrowing Base" means, as of any date, an amount equal to the sum, without duplication, of (a) 85% of the net book value of the accounts receivable owned by the Company and its Restricted Subsidiaries, (b) 60% of the net book value of inventory owned by the Company and its Restricted Subsidiaries and (c) 40% of the net book value of property, plant and equipment owned by the Company and its Restricted Subsidiaries, provided, that the Borrowing Base shall be adjusted to give pro forma effect to the acquisition of any Person, property or assets by the Company or by any Restricted Subsidiary of the Company that is a Subsidiary Guarantor, so long as (i) such acquisition is consummated on or prior to the date of calculation of the Borrowing Base and (ii) in the case of an acquisition of a Person, such Person (y) becomes a Restricted Subsidiary of the Company or a Subsidiary Guarantor or (z) is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor.

                  "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or San Jose, California are authorized or required by law to close.

                  "Calculation Date" means the date on which the calculation of the Fixed Charge Coverage Ratio is made.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Capital Stock" of any Person means any and all shares, interests, participation, rights or other equivalents (however designated) of equity of such Person, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Cash Equivalents" means

                  (1)      United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Secured Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
         (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above; and

                  (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

                  "Change of Control" means:

                  (1) any sale, lease, exchange or transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of the Company to any Person or group of related Persons (other than Permitted Investors);

                  (2) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving such merger or consolidation;

                  (3) the acquisition by any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act (other than the Permitted Investors) of the ultimate "beneficial ownership," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the voting power of the Voting Stock of the Company;

                  (4) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company; or

                  (5) the stockholders of the Company shall approve any plan for the liquidation or dissolution of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Subsidiary designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's Common Stock whether or not outstanding on the Issuance Date, and includes, without limitation, all series and classes of such Common Stock.

                  "Company" means Portola Packaging, Inc. or its successors and assigns.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, without duplication, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on income or profits of such Person for such period, plus (b) consolidated interest expense of such Person for such period, whether paid or accrued and whether or not capitalized (including amortization and write-offs of debt discount and debt issuance cost, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptance financing and net payments (if any) pursuant to Hedging Obligations), plus (c) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person for such period, plus (d) impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles" plus, (e) any charge incurred relating to the redemption of the Redeemable Warrants.

                  Notwithstanding the preceding sentence, clauses (a), (c), (d) and (e) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flows of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (a),
(c), (d) and (e) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to the Company or one of its Subsidiaries, (ii) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries,
(iii) any Net Income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that: (a) subject to the limitations contained in clause (iv) below, the Company's equity in the Net Income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause), and
(b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income, and
(iv) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date, plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, and (y) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Credit Facility" means, with respect to the Company or a Subsidiary Guarantor or any Restricted Subsidiary that is a Foreign Subsidiary, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Restricted Subsidiaries conduct business.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Definitive Securities" means certificated Securities.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatory redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary), or is redeemable at the option of the holder thereof, in whole or in part, on or prior to a date that is one year after the date on which the Securities mature.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

                  "Equity Offering" means a private placement to institutional investors or a bona fide public underwritten sale of Common Stock of the Company for cash pursuant to a registration statement (other than on Form S-4 or Form S-8 or any other form relating to securities issuable under any benefit plan of the Company or its Subsidiaries) that is declared effective by the SEC.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Exchange Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Fiscal Year" means the fiscal year of the Company ending on August 31 of each year.

                  "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of:

                  (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of debt discount and debt issuance cost, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and net payments (if any) pursuant to Hedging Obligations);

                  (2) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing;

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

                  (4) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (other than on the Capital Stock of Unrestricted Subsidiaries);

                  (5) preferred stock dividend requirements on any series of preferred stock of such Person or any of its Restricted Subsidiaries times a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

                  (6)      Receivables Fees.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date) to the Fixed Charges of such Person and its Restricted Subsidiaries for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP or operations and businesses disposed of prior to the Calculation Date, but only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to such Person's Fixed Charges subsequent to the Calculation Date).

                  "Foreign Subsidiary" means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) is organized under the laws of the United States of America or any state thereof or the District of Columbia but has no material asset other than Capital Stock of one or more Persons described in clause (x) above.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Securities Register.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (including reimbursement agreements in respect thereto, except to the extent such letters of credit relate to trade payables and the obligation to reimburse the issuer of the trade letter of credit for any payment thereunder is satisfied within 30 days of incurrence) or representing Capital Lease Obligations, Attributable Indebtedness or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Purchasers" means, collectively, J.P. Morgan Securities Inc. and UBS Securities LLC, with respect to the Initial Securities.

                  "Initial Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                   "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), letters of credit (or reimbursement agreements in respect thereof), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that none of the following will be deemed to be an
Investment:

                  (1) Hedging Obligations, Commodity Agreements and Currency Agreements entered into in the ordinary course of business and in compliance with this Indenture;

                  (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

                  (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

                  For purposes of Section 3.3, "Investment" will include the portion (proportionate to the Company's Equity Interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less (b) the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary.

                  "Issuance Date" means the closing date for the sale and issuance of the Initial Securities.

                  "JPMorgan Partners 23A" means J.P. Morgan Partners (23A SBIC), LLC.

                  "JPMorgan Partners 23A Warrant" means the redeemable warrant entitling JPMorgan Partners 23A to purchase 2,052,526 shares of Class A Common Stock of the Company as described in the Offering Memorandum.

                  "Legal Holiday" has the meaning ascribed to it in Section
11.8.

                  "Lender Warrant" means the redeemable warrant entitling Heller Financial, Inc. to purchase 440,215 shares of the Class A Common Stock of the Company as described in the Offering Memorandum.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted

Subsidiaries, and (ii) all extraordinary items (together with any related tax provision pertaining to such extraordinary items).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, other than pursuant to loans that also constitute an Investment permitted to be made pursuant to Section 3.3 or pursuant to clause (4) or (5) of the definition of "Permitted Investments," (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the capital stock of one or more Unrestricted Subsidiaries).

                  "Non-U.S. Person" means a Person who is not a U.S. Person (as defined in Regulation S).

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the offering memorandum of the Company relating to the offering of the 8 1/4% Senior Notes due 2012, dated January 20, 2004.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, any Vice President, the Treasurer or the Controller and the Secretary or the Assistant Secretary of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is not unacceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness of the Company that ranks equally in right of payment to the Securities.

                  "Permitted Investments" means:

                  (1) any Investments in the Company or in a Restricted Subsidiary of the Company;

                  (2)      any Investments in cash or Cash Equivalents;

                  (3) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investments (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investments made on or after the Issuance Date in Persons engaged in a Related Business not to exceed $10.0 million in aggregate amount at any one time outstanding (measured by the fair market value of such investments as of the date made);

                  (5) any Investments made in a Permitted Joint Venture of the Company or its Restricted Subsidiaries on or after the Issuance Date not to exceed $15.0 million in aggregate amount at any one time outstanding (measured by the fair market value of such investments as of the date made) so long as such Permitted Joint Venture is engaged only in a Related Business;

                  (6) Receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (8) loans or advances to employees, directors or consultants not exceeding $1.5 million in the aggregate outstanding at any one time; provided that such loans comply with the Sarbanes-Oxley Act and the related rules and regulations;

                  (9) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (10) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.5;

                  (11) deposits, prepayments or other advances to customers or suppliers in the ordinary course of business; and

                  (12)     Guarantees issued in accordance with Section 3.2.

                  For purposes of calculating the aggregate amount of Permitted Investments permitted to be outstanding at any one time pursuant to clause (4) and (5), (i) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries on or after the Issuance Date will be decreased (but not below zero) by an amount equal to the lesser of (y) the cash return of capital to the Company or a Restricted Subsidiary and (z) the initial amount of such investment with respect to such Investment that is sold for cash or otherwise liquidated or repaid for cash (less, in each case, the cost of disposition, including applicable taxes, if any) and (ii) in the case of Investments made by issuing letters of credit (or reimbursement agreements in respect thereof) or making Guarantees, the aggregate amount of such Investments will be decreased by the amount remaining unpaid in respect of such letters of credit or under the underlying Indebtedness Guaranteed by the Company or a Restricted Subsidiary upon termination of the Company's or a Restricted Subsidiary's obligations thereunder or by the permanent reduction of the amount guaranteed or secured by the letter of credit.

                  "Permitted Investors" means Jack L. Watts, JPMorgan Partners 23A and Related Parties of any of the foregoing.

                  "Permitted Joint Venture" means, with respect to any Person,
(a) any corporation, association, or other business entity (other than a partnership) of which at least 30% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which at least 30% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

                  "Permitted Liens" means, with respect to any Person:

                  (1)      purchase money Liens securing trade payables;

                  (2)      Liens existing on the date of this Indenture;

                  (3)      Liens on Equity Interests in Unrestricted
                           Subsidiaries;

                  (4) Liens securing Indebtedness incurred under a Credit Facility in an aggregate principal amount at any time outstanding not to exceed the amount permitted to be incurred pursuant to Section 3.2(b)(2), provided that for this purpose a Credit Facility shall not be deemed to include Indebtedness issued, created or incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (under Rule 144A or Regulation S under the Securities Act) pursuant to an exemption from the registration requirements of the Securities Act;

                  (5) Liens securing Capital Lease Obligations or purchase money Indebtedness otherwise permitted under this Indenture;

                  (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (7) Liens (including extensions and renewals thereof) upon property or assets (including Equity Interests) acquired after the Issuance Date; provided that (x) such Lien is created solely for the purpose of securing Indebtedness incurred (A) to finance the cost (including the cost of improvement or construction) of the item of property or assets (including Equity Interests) subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (B) to refinance any Indebtedness previously so secured, (y) the principal amount of Indebtedness secured by such Lien does not exceed 100% of such cost and
         (z) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements of such item (it being expressly understood and acknowledged that any such Lien may extend to or cover items of property or assets (and any improvements of such items) owned by a Person whose Equity Interests are acquired by the Company or a Restricted Subsidiary and which becomes a Restricted Subsidiary concurrently with such acquisition);

                  (8) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, in each case which Indebtedness is permitted pursuant to Section 3.2; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Debt prior to the related transaction by the Company or its Restricted Subsidiaries;

                  (9) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law that are incurred in the ordinary course of business for sums not more than 30 days delinquent or that are being contested in good faith, provided that a reserve or other appropriate provision shall have been made therefor;

                  (10) Liens (other than Liens imposed under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business (including workers' compensation, unemployment insurance, social security, bonds, leases, and other similar obligations) (exclusive of obligations for the payment of borrowed money);

                  (11) deposits, in an aggregate amount not to exceed $500,000, made in the ordinary course of business to secure liabilities to insurance carriers;

                  (12) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and not lessening in any material respect the value of such property being encumbered;

                  (13) Liens securing Hedging Obligations so long as the related Indebtedness, if any, is secured by a Lien on the same property securing such Hedging Obligation; and

                  (14) Liens relating to the defeasance trust established pursuant to the indenture relating to the 10.75% senior notes due 2005 of the Company as described in the Offering Memorandum.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

                  (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

                  (2) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and premiums incurred in connection therewith);

                  (3) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (4) such Indebtedness is subordinated in right of payment to the Securities or the Subsidiary Guarantee, as the case may be, on terms at least as favorable to the holders of Securities as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (5) such Indebtedness is incurred by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Public Equity Offering" means a bona fide public underwritten sale of Common Stock of the Company for cash pursuant to a registration statement (other than on Form S-4 or Form S-8 or any other form relating to securities issuable under any benefit plan of the Company or its Subsidiaries) that is declared effective by the SEC.

                  "QIB" means any "qualified institutional buyer" as such term is defined in Rule 144A.

                  "Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

                  "Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a Receivable financing, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Receivable financing, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

                  "Redeemable Warrants" means, collectively, the JPMorgan Partners 23A Warrant and the Lender Warrant.

                  "Redemption Date" means, with respect to any redemption of Securities, the date of redemption with respect thereto.

                  "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of this Indenture by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein and any similar registrations rights agreements executed in connection with an offering of Additional Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture.

                  "Related Party" with respect to any Permitted Investor means
(A) (x) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Permitted Investor or (y) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Permitted Investor and/or such other persons referred to in the immediately preceding clause (x) or
(B) with respect to JPMorgan Partners 23A, any Person controlled by J.P. Morgan Partners, LLC.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (A) the day on which the Securities are first offered to Persons other than distributors (as defined in Regulation S), notice of which day shall be promptly given by the Company to the Trustee, and (B) the issue date with respect to such Securities.

                  "Restricted Securities Legend" means the Private Placement Legend set forth in clause (1) of Section 2.1(d)(A) or the Regulation S Legend set forth in clause (2) of Section 2.1(d)(B), as applicable.

                  "Restricted Subsidiary" means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Securities Act" means the Securities Act of 1933 (15 U.S.C. Sections 77a-77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Securities Custodian" means the custodian with respect to the Global Securities (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

                  "Securities Register" means the register of Securities, maintained by the Registrar, pursuant to Section 2.3.

                  "Senior Secured Credit Agreement" means the Amended and Restated Senior Secured Credit Facility dated as of January 16, 2004 by and among the Company and General Electric Credit Corporation and any other lenders parties thereto from time to time.

                  "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

                  "Stated Maturity " means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

                  "Subsidiary Guarantee" means, individually, any Guarantee of payment of any Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto (including pursuant to Exhibit C), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

                  "Subsidiary Guarantor" means each Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Unrestricted Subsidiary" means:

                  (1) a Subsidiary of the Company which at the time of determination is designated an Unrestricted Subsidiary (as designated by the Board of Directors of the Company as provided below); and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors of the Company may designate any Subsidiary as an Unrestricted Subsidiary so long as:

                  (1) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt (except as permitted by clause
         (3) below);

                  (2) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness of the Company or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to the Stated Maturity of the Securities, if such declaration of default, acceleration or payment would constitute an Event of Default under this Indenture;

                  (3) neither the Company nor any Restricted Subsidiary shall have made any loan or advance to or an Investment in such Subsidiary in an amount that, at the date of designation, could not have been made in another Person pursuant to Section 3.3 or pursuant to clause (4) or (5) of the definition of "Permitted Investments" (it being understood that any such loan, advance or Investment existing at the date of designation shall be deemed to be a Restricted Payment or a Permitted Investment under clause (4) or (5) of the definition thereof, as the case may be, made as of such date);

                  (4) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

                  (5) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries

                  (6) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Capital Stock of such Person or to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (7) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

                  Any such designation by the Board of Directors of the Company shall be evidenced by a Board Resolution filed with the Trustee and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary at any time in the same manner as it would designate a Subsidiary as an Unrestricted Subsidiary, so long as immediately after such designation as a Restricted Subsidiary, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.2. When an Unrestricted Subsidiary is designated a Restricted Subsidiary it will be treated for purposes of the covenants similar to the acquisition of an unrelated entity that becomes a Restricted Subsidiary.

                  "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                  SECTION 1.2. Other Definitions.

                                                                       Defined in
Term                                                                    Section
----                                                                    -------
"Additional Amounts"................................................    3.1(b)

"Additional Restricted Securities" .................................    2.1(b)

"Affiliate Transaction".............................................    3.8

"Agent".............................................................    3.13

"Agent Members".....................................................    2.1(e)

"Asset Sale Offer"..................................................    3.5

"Asset Sale Offer Amount"...........................................    3.5

"Asset Sale Offer Period"...........................................    3.5

"Asset Sale Purchase Date"..........................................    3.5

"Authenticating Agent"..............................................    2.2

"Certificate of Destruction"........................................    2.12

"Change of Control Offer"...........................................    3.10

"Change of Control Payment".........................................    3.10

"Change of Control Payment Date"....................................    3.10

"Company Order".....................................................    2.2

"Covenant Defeasance"...............................................    8.1(c)

"Defaulted Interest"................................................    2.13

"Directive" ........................................................    3.1(b)

"Event of Default"..................................................    6.1

"Excess Proceeds" ..................................................    3.5

"Exchange Global Note"..............................................    2.1(b)

"Foreign Paying Subsidiary Guarantor" ..............................    3.1(b)

"Guarantor Obligations".............................................    10.1

"Global Securities".................................................    2.1(b)

"incur".............................................................    3.2

"Institutional Accredited Investor Global Note".....................    2.1(b)

"Institutional Accredited Investor Note"............................    2.1(b)

"Judgment Currency" ................................................    11.10

"Legal Defeasance"..................................................    8.1(b)

"Pari Passu Notes"..................................................    3.5

"Payment Default" ..................................................    6.1(5)(a)

"Paying Agent"......................................................    2.3

"Private Placement Legend"..........................................    2.1(d)

"Process Agent".....................................................    11.11

"protected purchaser"...............................................    2.9

"Registrar".........................................................    2.3

"Regulation S Global Note"..........................................    2.1(b)

"Regulation S Legend"...............................................    2.1(d)

"Regulation S Notes"................................................    2.1(b)

"Relevant Tax Jurisdiction".........................................    3.1(b)

"Resale Restriction Termination Date"...............................    2.6(a)

"Restricted Payments"...............................................    3.3

"Restricted Securities".............................................    2.1(a)

"Rule 144A Global Note".............................................    2.1(b)

"Rule 144A Notes"...................................................    2.1(b)

"Special Interest Payment Date".....................................    2.13(a)

"Special Record Date"...............................................    2.13(a)

"Successor Company".................................................    4.1

                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (7)      the principal amount of any Preferred Stock shall be
         (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

                  (8) all amounts expressed in this Indenture or in any of the Securities in terms of money refer to the lawful currency of the United States of America;

                  (9) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.1. Form, Dating and Terms.

                  (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $180,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to
Section 2.6, 2.9, 2.11 or 9.5 or in connection with a Change of Control Offer pursuant to Section 3.10.

                  The Initial Securities shall be known and designated as "8 1/4% Senior Notes, Series A, due 2012" of the Company. Additional Securities issued as securities bearing one of the restrictive legends described in Section 2.1(d) ("Restricted Securities") shall be known and designated as "8 1/4% Senior Notes, Series A, due 2012" of the Company. Additional Securities issued other than as Restricted Securities shall be known and designated as "8 1/4% Senior Notes, Series B, due 2012" of the Company, and Exchange Securities shall be known and designated as "8 1/4% Senior Notes, Series B, due 2012" of the Company.

                  With respect to any Additional Securities, the Company shall set forth in (a) a Board Resolution of the Company and (b) (i) an Officers' Certificate or (ii) one or more indentures supplemental hereto, the following information:

                  (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

                  (3) whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

                  The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

                  If any of the terms of any Additional Securities are established by action taken pursuant to Board Resolutions of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

                  (b) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated January 20, 2004, among Portola Packaging, Inc., the Subsidiary Guarantors, J.P. Morgan Securities Inc. and UBS Securities LLC. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the "Additional Restricted Securities") will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

                  Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the "Rule 144A Notes") shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities and any Additional Securities offered and sold outside the United States of America (the "Regulation S Notes") in reliance on Regulation S shall initially be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the "Regulation S Global Note"). The Regulation S Note will be deposited upon issuance with, or on behalf of, the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the Restricted Period, interests in the Regulation S Global Note may be transferred to non-U.S. persons pursuant to Regulation S to QIBs and IAIs or otherwise in accordance with this Indenture.

                  The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities and Additional Securities resold to IAIs (the "Institutional Accredited Investor Notes") in the United States of America shall be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the "Exchange Global Note"). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

                  The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Securities."

                  The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City and State of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

                  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and an integral multiple thereof.

                  (d) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

                  (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,

         (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

                  (B) the Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH

         REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

         BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT

         ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

                  (C) Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  (e) Book-Entry Provisions.

                  (i) This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

                  (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

                  (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

                  (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this
Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Securities of like tenor and amount.

                  (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

                  (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (vii) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by
(a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                  (f) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (B) the Company in its sole discretion executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified in clause (A), (B) or (C) of the preceding sentence, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                  (i) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

                  (ii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

                  SECTION 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

                  At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issuance Date in an aggregate principal amount of $180,000,000 (2) subject to the terms of this Indenture, Additional Securities for original issue in an unlimited principal amount and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement or upon resale under an effective Shelf Registration Statement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by two Officers of the Company (the "Company Order"). Such Company Order shall specify whether the Securities will be in the form of Definitive Securities or Global Securities, the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Any such instrument shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  In case the Company or any Subsidiary Guarantor, pursuant to
Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

                  SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in New York, New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Securities Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

                  The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. Any of the Company's Wholly-Owned Subsidiaries organized in the United States may act as Paying Agent, Registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                  SECTION 2.4. Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, of or interest on the Securities (whether such assets have been distributed to it by the Company or other obligors on the Securities) and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by them as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA Section 312(a).

                  SECTION 2.6. Transfer and Exchange.

                  (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                  (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

                  (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
         Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

                  Prior to the expiration of the Restricted Period, a registration of transfer of a Regulation S Note or a beneficial interest therein shall only be made to a Non-U.S. Person and shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
Section 2.8 hereof from the proposed transferee and, if requested by the Company, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to the Company.

                  After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8 or any additional certification.

                  (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) Initial Securities are being exchanged for Exchange Securities in a Registered Exchange Offer in which case the Exchange Securities shall not bear a Restricted Securities Legend, (ii) an Initial Security is being transferred pursuant to the Shelf Registration Statement or other effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

                  (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this
Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                  (e) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
         Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.6 or 9.5).

                  (iii) The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of , premium, if any, and interest on such Security and for all other purposes whatsoever, including without limitation the transfer or exchange of such Security, whether or not such Security is overdue, and none of the

         Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

                  (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (f) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                     [Date]

Portola Packaging, Inc.
c/o U.S. Bank National Association
U.S. Bank National Association
60 Livingston Avenue,
St. Paul, MN 55107-2292
Mail Code: EP-MN-WS3C

Attention: Corporate Trust Department
Mail Code:

Dear Sirs:

                  This certificate is delivered to request a transfer of $[_________] principal amount of the 8 1/4% Senior Notes due 2012 (the "Securities") of Portola Packaging, Inc. (the "Company").

                  Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A of the Securities Act (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of

$250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                   TRANSFEREE:______________________

                                   BY:________________________________

                  SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                     [Date]

Portola Packaging, Inc.
c/o U.S. Bank National Association
U.S. Bank National Association
60 Livingston Avenue,
St. Paul, MN 55107-2292
Mail Code: EP-MN-WS3C

Attention: Corporate Trust Department
Mail Code:

                  Re:   Portola Packaging, Inc.
                        8 1/4% Senior Notes due 2012 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $[________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Securities was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                           Authorized Signature

                  SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding in the event either of the Company or an Affiliate of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section
11.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

                  If a Security is replaced pursuant to Section 2.9 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement pursuant to
Section 2.9.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.11. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of Definitive Securities but may have variations that the Company consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

                  SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies and customary procedures including delivery of a certificate (a "Certificate of Destruction") describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by an Officer of the Company. If the Company or any Subsidiary Guarantor acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

                  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

                  Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.15. CUSIP, Common Code and ISIN Numbers. The Company in issuing the Securities may use "CUSIP", "Common Code" and "ISIN" numbers and, if so, the Trustee shall use "CUSIP", "Common Code" and "ISIN" numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code and ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code and ISIN numbers.

                                  ARTICLE III

                                    COVENANTS

                  SECTION 3.1. Payment of Securities. (a) The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal , premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (b) All payments actually made by or on behalf of a Subsidiary Guarantor not organized in the United States (a "Foreign Paying Subsidiary Guarantor") in respect of the Subsidiary Guarantees, must be made free and clear of, and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed by (1) the jurisdiction where such Foreign Paying Subsidiary Guarantor is organized or otherwise considered to be a resident for tax purposes, (2) any jurisdiction from or through which the Foreign Paying Subsidiary Guarantor makes a payment on the Subsidiary Guarantee, or (3) any political organization or governmental authority of any of the foregoing having the power to tax (the "Relevant Tax Jurisdiction") (including penalties, interest and other liabilities related thereto), unless the withholding or deducting of such taxes is required by law or by the interpretation or administration thereof by the Relevant Tax Jurisdiction. If any withholding or deduction for, or on account of, any taxes of any Relevant Tax Jurisdiction will at any time be required in respect of any payments under the Guarantee, the Foreign Paying Subsidiary Guarantor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such taxes had not been withheld or deducted; provided, however, that the Foreign Paying Subsidiary Guarantor will not be required to make any payment of Additional Amounts for or on account of:

                  (1) a payment made to a Holder in respect of a beneficial owner with which the Foreign Paying Subsidiary Guarantors do not deal at arm's length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

                  (2) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the Relevant Tax Jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                  (3) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                  (4) any tax, fee, duty, assessment or other governmental charge imposed by reason of such Holder or beneficial owner's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

                  (5) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to the Securities;

                  (6) any tax, fee, duty, assessment or other governmental charge imposed on interest received by anyone who owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company;

                  (7) any tax, fee, duty, assessment or other governmental charge imposed on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

                  (8) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or beneficial owner of the Security to comply with a request of the Foreign Paying Subsidiary Guarantor addressed to the Holder to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental;

                  (9) any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Security (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

                  (10) except in the case of the winding-up of the Foreign Paying Subsidiary Guarantor, any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Security for payment (where presentation is required) in the Relevant Tax Jurisdiction (unless by reason of the Foreign Paying Subsidiary Guarantor's actions, presentment could not have been made elsewhere);

                  (11) any tax, assessment or other governmental charge imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings income (the "Directive") which was adopted by the ECOFIN Council of the European Union on June 3, 2003, or any law implementing or complying with, or introduced to conform to, the Directive;

                  (12) any tax, assessment or other governmental charge which could have been avoided by the presentation (where presentation is required) of the relevant Security to another Paying Agent in a member state of the European Union; or

                  (13) any combination of the above; nor shall Additional Amounts be paid to any Holder of a Security on behalf of any Holder or beneficial owner who is a fiduciary or partnership or member of a partnership or other than the sole Holder or beneficial owner to the extent a beneficiary or settlor with respect to such fiduciary or a partnership or member of a partnership or Holder or beneficial owner would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or Holder or beneficial owner been the sole Holder or beneficial owner of the Security.

                  Notwithstanding anything to the contrary, with respect to any taxes of a country other than the United States or any tax related to a province, municipality or local taxing authority of such country, the Foreign Paying Subsidiary Guarantor will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Foreign Paying Subsidiary Guarantor will furnish to the Holders, within 30 days after the date the later of payment of any taxes due pursuant to applicable law or receipt of the following, certified copies of tax receipts evidencing such payment by the Foreign Paying Subsidiary Guarantor. The Foreign Paying Subsidiary Guarantor will upon written request of each Holder (other than Holders whose payments are subject to (1) and (2) above), reimburse each such Holder for the amount of

                  (i) any Non-United States taxes so levied or imposed and paid by such Holder (and not withheld or deducted by any Foreign Paying Subsidiary Guarantor) as a result of payments made under or with respect to the Subsidiary Guarantees by any Foreign Paying Subsidiary Guarantor; and

                  (ii) any Non-United States taxes so levied or imposed and paid by such Holder (and not withheld or deducted by any Foreign Paying Subsidiary Guarantor) with respect to any reimbursement under the foregoing clause (i), this clause (ii) or so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if taxes on such reimbursement had not been imposed.

                  (c) Any reference in this Indenture, in any context, to the payment of the principal of, or premium, if any, or interest on or in respect of a Security, or any other amount payable on or in respect of a Security, such mention shall be deemed to include mention of the payment of Additional Amounts as described in this Section 3.1 to the extent that, in such context, Additional Amounts are or were payable in respect thereof pursuant to the provisions of such Security and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

                  (d) The Foreign Paying Subsidiary Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Guarantees, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Relevant Taxing Jurisdiction, the jurisdiction of incorporation of any successor of the Foreign Paying Subsidiary Guarantor or any jurisdiction in which a paying agent is located, and will agree to indemnify the Holders for any such taxes paid by such Holders.

                  The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Foreign Paying Subsidiary Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

                  Notwithstanding anything to the contrary contained in this Indenture, the Foreign Paying Subsidiary Guarantor may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 3.2. Limitation on Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness or the Company may issue shares of Disqualified Stock, if:

                  (1) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00 if such Indebtedness is incurred or such Disqualified Stock is issued, after giving pro forma effect to the incurrence or issuance thereof; and

                  (2) if such Indebtedness is subordinated in right of payment to the Securities, the final Stated Maturity of such Indebtedness is later than the final Stated Maturity of the

         Securities and the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Securities.

The foregoing limitations will not apply to the incurrence by the Company or its Subsidiaries of Permitted Indebtedness, which means:

                  (1) The Securities and the Subsidiary Guarantees issued on the Issuance Date and the Exchange Securities and Exchange Guarantees relating thereto issued in a Registered Exchange Offer pursuant to the Registration Rights Agreement;

                  (2) the incurrence by the Company, any Subsidiary Guarantor or any Restricted Subsidiary that is a Foreign Subsidiary of Indebtedness under a Credit Facility (and guarantees thereof by the Company's Restricted Subsidiaries) in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $50.0 million or (ii) the Borrowing Base, less the aggregate amount of all Net Proceeds of Asset Sales applied to reduce permanently the commitment with respect to such Indebtedness pursuant to Section 3.5;

                  (3) any Indebtedness of the Company and its Restricted Subsidiaries (other than under the Credit Facility and the Securities) in existence on the date of original issuance of the Securities (after giving effect to the application of the net proceeds of the sale of the Securities); provided that the 10.75% Senior Notes on the Issuance Date shall have been called for redemption in accordance with the applicable indenture;

                  (4) the incurrence of Indebtedness by the Company or its Restricted Subsidiaries pursuant to letters of credit in an aggregate principal amount not to exceed $1.0 million (such letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder);

                  (5) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness pursuant to letters of credit or Guarantees for the benefit of Persons in which the Company or a Restricted Subsidiary may make Permitted Investments pursuant to clause
         (4) or (5) of the definition thereof, provided that for purposes of calculating the amount permitted to be invested pursuant to such clause
         (4) or (5), any such letter of credit or Guarantee shall be deemed to represent an Investment in such Person by the Company or Restricted Subsidiary in the amount of the maximum potential liability thereunder;

                  (6) Guarantees by the Subsidiary Guarantors of Indebtedness incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is subordinated to the Securities or the Subsidiary Guarantees, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

                  (7) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, or purchase money obligations (including Acquired Debt which constitutes Capital Lease Obligations, mortgage financings or purchase money obligations), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

                  (8) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that
         (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (9) the incurrence by the Company or its Restricted Subsidiaries of (i) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, (ii) Currency Agreements and (iii) Commodity Agreements; provided, however that such Hedging Obligations, Currency Agreements and Commodity Agreements are entered into for bona fide purposes and not for speculative purposes;

                  (10) the incurrence of Permitted Refinancing Indebtedness by the Company or its Restricted Subsidiaries in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (other than the Redeemable Warrants and the 10.75% Senior Notes) described in clause (1) or (3) of this paragraph or described in the first paragraph of this covenant; and

                  (11) the incurrence of Indebtedness by the Company or Subsidiary Guarantors (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $5.0 million.

For purposes of the foregoing provision, the cash flow generated by any Person, business, property or asset acquired during the immediately preceding four fiscal quarter period (or subsequent to the end thereof and on or prior to the Calculation Date) shall be determined on the same basis provided in the definition of Consolidated Cash Flow. Whenever pro forma effect is to be given to any calculation under this covenant, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated in accordance with Regulation S-X under the Securities Act). In addition, for purposes of the Fixed

Charge Coverage Ratio test set forth in the first paragraph of this covenant, Consolidated Cash Flow and Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness at any time during the period commencing on the first day of the four full fiscal quarter period that precedes the Calculation Date and ending on and including the Calculation Date (and that is outstanding or available to be borrowed on the Calculation Date), including without limitation the incurrence of the Indebtedness giving rise to the need to make such calculation, in each case as if such incurrence occurred and the proceeds therefrom had been applied on the first day of such four full fiscal quarter period. Further, for purposes of the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, consolidated interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed on a pro forma basis at an assumed rate equal to the higher of (i) the actual rate in effect on the date of computation under the instrument governing such Indebtedness, or (ii) the average of the floating rate for such Indebtedness for the one-year period immediately prior to the date of computation, as if such assumed rate had been the applicable rate for the entire period.

                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

                  (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of incurrence and only be required to include the amount and type of such Indebtedness in the chosen clause or clauses, and the Company may reclassify any such Indebtedness between clauses (b) and (k) of the second paragraph of this covenant, between clauses (d) and (k) of the second paragraph of this covenant, and between clauses (g) and (k) of this covenant to the extent such Indebtedness could be incurred pursuant to such clause at the time of such reclassification;

                  (2) all Indebtedness outstanding on the date of this Indenture under the Senior Secured Credit Agreement shall be deemed initially incurred on the Issuance Date under clause (b) of the second paragraph of this covenant (and not pursuant to the first paragraph or any other clause under the second paragraph of this Section 3.2;

                  (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

                  (4) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (b) of the second paragraph of this covenant and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

                  (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, in each case at the time of determination;

                  (6) Indebtedness permitted pursuant to this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

                  (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this
Section 3.2, the Company shall be in Default of this covenant).

                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                  SECTION 3.3. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

                  (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Person making such dividend or distribution, or dividends or distributions payable to the Company or any Restricted Subsidiary (and if such Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Common Stock on a pro rata basis);

                  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (3) purchase, redeem, repay, defease, pay any amount of principal of or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities or subordinated to the Subsidiary Guarantees prior to the scheduled principal payment, sinking fund payment or maturity thereof;

                  (4) make any Investment in any Person (other than Permitted Investments); or

                  (5) guarantee any Indebtedness of any Affiliate of the Company other than a Restricted Subsidiary of the Company or pursuant to a Guarantee that constitutes a Permitted Investment pursuant to clause (4) or (5) of the definition thereof

(all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Company and its Restricted Subsidiaries would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.2; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (including Restricted Payments permitted by the next succeeding paragraph), is less than the sum, without duplication, of:

                           (i) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Issuance Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, 100% of such loss), plus

                           (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

                           (iii) 100% of any dividends or interest actually received in cash by the Company or a Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary, a Person that is not a Subsidiary or a Person that is accounted for on the equity method of accounting; provided, however, that no amount will be included under this clause (iii) to the extent it is already included in Consolidated Net Income, plus

                           (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person (including Investments in Unrestricted Subsidiaries) resulting from:

                           (A)      repurchases or redemptions of such
                                    Restricted Investments by such Person
                                    (including Unrestricted Subsidiaries),
                                    proceeds realized upon the sale of such
                                    Restricted Investment (including Investments in Unrestricted Subsidiaries) to an unaffiliated purchaser or repayments of loans or advances by such Person (including Unrestricted Subsidiaries) to the Company or any Restricted Subsidiary of the Company, or

                           (B)      the redesignation of Unrestricted
                                    Subsidiaries as Restricted Subsidiaries
                                    (valued in each case as provided in the
                                    definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income, plus

                           (v) $10.0 million.

         The foregoing provisions do will not prohibit:

                  (1)      the payment of up to an aggregate of $20.0 million
         (A) to the holders of the Company's Common Stock as a dividend or to repurchase outstanding shares of Common Stock of the Company which dividend or repurchase shall occur on or before March 31, 2005 and (B) to redeem the Redeemable Warrants, in each case in the manner described in the Offering Memorandum, which redemption shall occur on or before September 30, 2004 with respect to the JPMorgan Partners 23A Warrant and on or before December 31, 2004 with respect to the Lender Warrant; provided, however, that (x) the aggregate dividend on or repurchase of Common Stock permitted by this clause (1) shall not exceed $10.0 million and (y) such dividend, repurchase and redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (2) payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

                  (3) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided, however, that
         (a) such repurchase, redemption, retirement or other acquisition will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the amount of any such net cash proceeds used therefor shall be excluded from clause (c)(ii) of the preceding paragraph to the extent otherwise included therein;

                  (4) the defeasance, redemption or repurchase of subordinated Indebtedness of the Company or Indebtedness of a Subsidiary Guarantor that is subordinated to the Subsidiary Guarantees with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or upon the conversion of subordinated Indebtedness into Equity Interests of the Company (other than Disqualified Stock); provided, however, in each case that (a) such defeasance, redemption or repurchase will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the amount of any such net cash proceeds used therefor shall be excluded from clause (c)(ii) of the preceding paragraph to the extent otherwise included therein;

                  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's or any of its Subsidiaries' management or any director or employee pursuant to any management equity subscription agreement, stock option agreement or stock plan in effect as of the date of this Indenture or entered into thereafter in the ordinary course of business; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million, plus the aggregate cash proceeds received by the Company from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; provided that such repurchase, redemption, acquisition or retirement will be included in subsequent calculations of the amount of Restricted Payments; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

                  (6) the payment of dividends on the Company's Common Stock following the first Public Equity Offering of the Company's Common Stock after the Issuance Date of up to 6% per annum of the net proceeds received by the Company in such Public Equity Offering, other than public offerings of the Company's Common Stock registered on Form S-4 or S-8; provided, however, that such payment will be included in subsequent calculations of the amount of Restricted Payments and no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

                  (7) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company:

                  (a) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness of the Company in the event of a Change of Control in accordance with provisions substantially consistent with Section 3.10; or

                  (b) at a purchase price not greater than 100% of the principal amount thereof in the event of an Asset Sale in accordance with provisions substantially consistent with Section 3.5;

                           provided that, prior to or simultaneously with such purchase, repurchase,

                           redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in Section 3.10 or Section 3.5, as applicable, with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer; and

                  (8) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Fixed Charges;" provided that the payment of such dividends will be excluded in subsequent calculations of the amount of Restricted Payments. For purposes of the preceding sentence, payment of the option exercise price of stock options held by members of management, employees or directors by the tender of shares of the Company's Common Stock shall not be deemed to constitute a repurchase, redemption, acquisition or retirement of Equity Interests held by such members of management, employees or directors. A tender of the Company's Common Stock by members of management in payment of withholding taxes shall be a repurchase, redemption, acquisition or retirement of Equity Interests held by members of management only to the extent that the amount of withholding taxes the Company pays on behalf of such member of management exceeds the reduction in the Company's state and federal taxes caused by the exercise of the stock option to which the withholding payment relates.

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. Such designation will reduce the amount available for Restricted Payments under the first paragraph of this Section 3.3 as determined in accordance with the definition of Investment and will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose Board Resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $10.0 million.

                  Not later than the date of making any Restricted Payment with a fair market value equal to or in excess of $500,000, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.3 were computed, which calculations may be based upon the Company's latest available financial statements.

                  SECTION 3.4. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

                           (i) Indebtedness as in effect on the date of this Indenture;

                           (ii) the Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of this Indenture;

                           (iii) this Indenture and the Securities;

                           (iv) applicable law;

                           (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture;

                           (vi) in the case of clause (3), customary non-assignment provisions in leases, licenses or similar contracts entered into in the ordinary course of business and consistent with past practices or any encumbrance or restriction contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

                           (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
                           (3) above on the property so acquired;

                           (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                           (ix) encumbrances or restrictions arising under Liens created pursuant to clause (7) of the definition of Permitted Liens;

                           (x) the Subsidiary Guarantees;

                           (xi) encumbrances or restrictions (x) contained in indentures or other debt instruments or debt arrangements incurred by any Subsidiary Guarantor in accordance with Section 3.2 that are not more materially restrictive, taken as a whole, than those applicable to the Company in either this Indenture governing the Securities or the Senior Secured Credit Agreement on the date of this Indenture (which may result in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level) or (y) with respect to Restricted Subsidiaries that are not Subsidiary Guarantors, that are incurred subsequent to the Issuance Date pursuant clause (2) of the second paragraph of Section 3.2; or

                           (xii) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary, or any property or assets that are subject to such restriction, pending the closing of such sale or disposition.

                  SECTION 3.5. Limitation on Sales of Assets and Subsidiary Stock. The Company will not conduct, and will not permit any of its Restricted Subsidiaries to conduct, an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee prior to, or contemporaneously with, the consummation of the Asset Sale) of the assets sold or otherwise disposed of; and

                  (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than Disqualified Stock and liabilities that are by their terms subordinated to the Securities or the Subsidiary Guarantees that are assumed by the transferee of any such assets), and (B) any securities, Securities or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary in a reasonable and prompt manner into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                  Within 180 days after any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale at its option (a) to permanently reduce debt outstanding under secured Indebtedness (other than Disqualified Stock) of the Company and/or its Restricted Subsidiaries (and to make corresponding reductions to the commitments in respect thereof) or (b) to make an investment in a business or capital expenditure or other long-term assets of the Company or its Restricted Subsidiaries. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all holders of notes (an "Asset Sale Offer") and, to the extent required by any Pari Passu Indebtedness, to all holders of Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale ("Pari Passu Notes") to purchase the maximum principal amount of Securities and Pari Passu Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Securities and Pari Passu Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the

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

Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and the Pari Passu Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, even if Securities less than the Excess Proceeds are tendered for purchase, the amount of Excess Proceeds shall be reset to zero.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Securities and Pari Passu Notes tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

                  If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities or holders or lenders who tender Pari Passu Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Securities, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a)      that the Asset Sale Offer is being made pursuant to this
                  Section 3.5 and the length of time the Asset Sale Offer shall remain open;

         (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase

                  Date;

         (c) that any Security not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

         (e) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

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

         (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security, the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

         (g) that, if the aggregate principal amount of Securities and Pari Passu Notes surrendered by holders and lenders, as the case may be, exceeds the Asset Sale Offer Amount, the Company shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and Pari Passu Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000, and shall deliver to the Trustee an Officers' Certificate stating that such Securities and Pari Passu Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.5. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security or Pari Passu Note, as the case may be, not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

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

                  SECTION 3.6. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than Permitted Liens, on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under this Indenture and the Securities (including the Subsidiary Guarantees) are secured by a Lien on such property that is (i) equal and ratable with such Lien or (ii) in the case of Indebtedness which is subordinated in right of payment to the Securities (or such Subsidiary Guarantees), the Securities (or such Subsidiary Guarantees) are secured by a Lien on such asset that is senior to such Lien.

                  SECTION 3.7. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a Board Resolution of the Company) of the property subject to such transaction;

                  (2) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to
         Section 3.2;

                  (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities pursuant to
         Section 3.6; and

                  (4) the Sale/Leaseback Transaction is treated as an Asset Sale and all of the conditions of this Indenture described in Section
         3.5 (including the provisions concerning the application of Net Proceeds) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Proceeds for purposes of such covenant.

                  SECTION 3.8. Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $2.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and such Affiliate Transaction is approved by a majority of the members of the Board of Directors and by a majority of the members of such Board having no personal stake in such transaction and
         (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing;

                  provided, however, that each of the following shall not be deemed Affiliate Transactions:

                  (1) any employment, stock option, stock purchase or stock grant agreement entered into by the Company or any of its Restricted Subsidiaries with directors, officers and employees in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions permitted by the provisions of this Indenture described in Section 3.3 or pursuant to clause (4) or (5) of the definition of "Permitted Investments;"

                  (4) the payment of compensation, and indemnity provided on behalf of, directors or employees of the Company or any Restricted Subsidiary in the ordinary course of business;

                  (5) loans and advances to officers and employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business in an amount not to exceed $1.5 million at any one time outstanding; provided that the Company and its Restricted Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith in connection with such loans or advances;

                  (6) the issuance of Capital Stock (other than Disqualified Stock) of the Company to any Affiliate; and

                  (7) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than such provision by JPMorgan Partners 23A and Persons directly or indirectly controlled by JPMorgan Partners 23A) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Restricted Subsidiaries performed after the Issuance Date.

                  SECTION 3.9. Limitation on Sale of Capital Stock of Restricted Subsidiaries(a) . The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or, with respect to a Restricted Subsidiary, to issue any of its Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

                  (1)      to the Company or a Wholly-Owned Subsidiary; or

                  (2)      in compliance with the conditions described in
         Section 3.5 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the remaining Investment of the Company or a Restricted Subsidiary in such Person (after giving effect to such issuance or sale), if any, would have been permitted to be made under
         Section 3.3 (excluding clause (1) of the definition of "Permitted Investments") as if made on the date of such issuance or sale.

                  SECTION 3.10. Change of Control. Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment").

                  Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all outstanding Securities pursuant to
Section 5.1, the Company will mail a notice to each Holder, with a copy to the Trustee, stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 3.10 and that all Securities tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Security not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Securities delivered for purchase, and a statement that such holder is withdrawing his election to have such Securities purchased; and

                  (7) that holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the

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

         Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

                  On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer,

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered, and

                  (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of the Securities or portions thereof being purchased by the Company.

                  The Paying Agent will promptly mail to each holder of Securities so accepted the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail to each holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will send to the Trustee and the holders on or as soon as practicable after the Change of Control Payment Date a notice setting forth the results of the Change of Control Offer.

                  Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused under such indenture or other agreement by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the Holders of Securities under a Change of Control Offer or (iii) the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenant to effect such repayment or obtain such consent and/or waiver within 30 days following any Change of Control, it being a default of the Change of Control provisions of this Indenture if the Company fails to comply with such covenant.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  SECTION 3.11. SEC Reports. Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company (and the Subsidiary Guarantors, if applicable) will furnish to the Trustee and to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company (and the Subsidiary Guarantors, if applicable) were required to file such reports, in each case within the time periods specified therein. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports, and any other information required by Section 13 or 15(d) of the Exchange Act, with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  If the Company has designated any of its Subsidiaries to be Unrestricted Subsidiaries that, alone or taken together, represent 10% or more of the Consolidated Cash Flow of the Company for the most recent consecutive four-quarter period, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements or in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

                  Concurrently with the delivery of the reports required to be delivered pursuant to the preceding paragraph, the Company shall deliver to the Trustee and to each Holder annual and quarterly financial statements with appropriate footnotes of the Company and its Restricted Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company and its Subsidiaries on a consolidated basis required by the preceding paragraph.

                  SECTION 3.12. Future Subsidiary Guarantors. The Company will cause each Restricted Subsidiary that is not at that time a Subsidiary Guarantor and that is required to Guarantee any Indebtedness of the Company, including, without limitation, a Credit Facility, to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis and all other obligations under this Indenture. Notwithstanding the foregoing, in the event the Subsidiary Guarantor is released and discharged in full from all of its obligations under Guarantees of (1) any Credit Facility and (2) all other Indebtedness of the Company, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged; provided, that such Restricted Subsidiary has not incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor pursuant to Section 3.2 unless such Indebtedness so incurred is similarly released or discharged.

                  SECTION 3.13. Maintenance of Office or Agency. The Company will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The agency of U.S. Bank National Association (the "Agent") currently located at U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107-2292, Mail Code: EP-MN-WS3C shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 3.14. Corporate Existence. Except as otherwise provided in this Article III, Article IV and Section 10.2(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Subsidiary Guarantor in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory) licenses and franchises of the Company and each such Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Subsidiary Guarantor if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders; provided, further, that the foregoing shall not prohibit a sale, transfer, or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

                  SECTION 3.15. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

                  SECTION 3.16. Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                  SECTION 3.17. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during the previous Fiscal Year. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  SECTION 3.18. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.19. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

                  SECTION 3.20. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default, its status and the actions which the Company are taking or propose to take with respect thereto.

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

                                   ARTICLE IV

                                SUCCESSOR COMPANY

                  SECTION 4.1. Merger and Consolidation. The Company will not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

                  (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company, the "Successor Company") or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the Successor Company or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee;

                  (3) immediately before and, on a pro forma basis, immediately after giving effect to such transaction no Default or Event of Default exists;

                  (4) the Company or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.2;

                  (5) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of this Indenture and the Securities and its obligations under the Registration Rights Agreement shall continue to be in effect; and

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate that items (1) to (5) have been satisfied and a legal opinion as to certain legal matters.

                  For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the

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Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The Successor Company will succeed to, and be substituted for (with a release of the predecessor Company), and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding the preceding clause (4), (x) any Restricted Subsidiary may consolidate with, or merge into, the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause
(6).

                                    ARTICLE V

                            REDEMPTION OF SECURITIES

                  SECTION 5.1. Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

                  SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution of the Company. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 35 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section
5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 5.4. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis among

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the classes of Securities, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of Securities and the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 11.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 35 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items.

                  All notices of redemption shall state:

                  (1)      the Redemption Date,

                  (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

                  (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

                  (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

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                  (6)      the place or places where such Securities are to be
         surrendered for payment of the redemption price and accrued interest, if any,

                  (7)      the name and address of the Paying Agent,

                  (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

                  (9) the CUSIP, Common Code and ISIN numbers, if applicable, and that no representation is made as to the accuracy or correctness of the CUSIP, Common Code and ISIN numbers, if applicable, if any, listed in such notice or printed on the Securities, and

                  (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

                  SECTION 5.6. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of the Company's Subsidiaries is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

                  SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and on and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the unpaid principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.13 (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense

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of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.1. Events of Default. Each of the following constitutes an "Event of Default":

                  (1) default in any payment of interest or additional interest, if any, (as required by the Registration Rights Agreement) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) default in the payment of principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;;

                  (3) failure by the Company to make or consummate a Change of Control Offer or an Asset Sale Offer or to comply with the provisions described in Section 3.2, 3.3 or 4.1;

                  (4) failure by the Company or any Restricted Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding to comply with any of its other agreements in this Indenture or the Securities or of any Subsidiary Guarantor to perform any of its other covenants under its Subsidiary Guarantee;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days;

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

                  (7) any Subsidiary Guarantee of a Significant Subsidiary (or group of Subsidiaries that, taken together, constitutes a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiary Guarantors that, taken together, constitutes a Significant Subsidiary), or any Person acting on behalf of any such Subsidiary Guarantor or Subsidiary Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

                  (8) the Company, or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (a)      commences a voluntary case or proceeding;

                  (b) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                  (c) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (d) makes a general assignment for the benefit of its creditors;

                  (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

                  (f) takes any corporate action to authorize or effect any of the foregoing; or

                  (g) takes any comparable action under any foreign laws relating to insolvency; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief in an involuntary case against the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

                  (b) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or

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

                  (c) orders the winding up or liquidation of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; and

                  (d) in each case the order, decree or relief remains unstayed and in effect for 90 days.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to February 1, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to February 1, 2007, the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

                  SECTION 6.2. Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Secured Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Senior Secured Credit Agreement or (ii) five business days after receipt by the Company of written notice of such acceleration under this Indenture. Notwithstanding the foregoing, in the case of an Event of Default described in clause (8) or (9) of Section 6.1, all outstanding Securities will become due and payable without further action or notice.

                  In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (5) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default or Payment Default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the Holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

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                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security and (b) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and
(2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                  SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. Limitation on Suits. Subject to the provisions of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless:

                  (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

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                  (2)      Holders of at least 25% in principal amount of the
         outstanding Securities have requested the Trustee to pursue the remedy;

                  (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium, if any, or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

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

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Company or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee reasonable indemnity or security against loss, liability or expense.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions

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
         which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

                  SECTION 7.2. Rights of Trustee. Subject to Section 7.1:


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                  (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee specified in Section 11.2, and such notice references the Securities and this Indenture.

                  (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

                  (j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and in the absence of bad faith or willful misconduct on its part, rely upon an Officers' Certificate.

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                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the sale of the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders As promptly as practicable after each May 15 beginning May 15, 2004 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such July 15 that complies with TIA Section 313(a) if and to the extent required thereby. The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

                  SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and

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reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if they assume the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. Notwithstanding the foregoing, the Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss, liability or expense which is finally determined by a court of competent jurisdiction to have been incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) or clause (8) of
Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent will not be unreasonably withheld. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

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                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Securityholder, who has been a bona fide holder of a Security for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

                  SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b);

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

provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                  SECTION 7.12. Trustee's Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  SECTION 7.13. Paying Agents. The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.13:

                  (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;

                  (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                  (3) that it will give the Trustee written notice within three Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1. Discharge of Liability on Securities; Defeasance(a) Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other


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than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof and the Company or any Subsidiary Guarantor irrevocably deposit or cause to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound; (iii) the Company or any Subsidiary Guarantor have paid or caused to be paid all sums payable under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then upon demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) this Indenture shall cease to be of further effect with respect to the Securities and the Trustee shall acknowledge satisfaction and discharge of this Indenture, at the cost and expense of the Company.

                  (b) Subject to Section 8.1(c) and Section 8.2, the Company and the Subsidiary Guarantors at any time may be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.3 hereof and the other Sections of this Indenture referred to in clauses (i) through (iv) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's and the Subsidiary Guarantors' obligations with respect to such Securities under Article II and Section 3.13 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c) hereof.

                  (c) The Company shall, subject to the satisfaction of the conditions set forth in Section 8.2 hereof, be released from its obligations under the covenants contained in Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 3.9,


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Section 3.10, Section 3.11, Section 3.12, Section 3.16, Section 3.19 and clause
(4) of Section 4.1, hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance") and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise of the option applicable to this Section 8.1(c), subject to the satisfaction of the conditions set forth in Section 8.2 hereof, Sections 6.1(5) through 6.1(7) hereof shall not constitute Events of Default.

                  (d) Notwithstanding the provisions of Sections 8.1(b) and (c), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11,
2.12, 3.1, 3.13, 3.14, 3.15, 3.17, 3.18, 3.20, 6.7, 7.7 and 7.8 and in this
Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of an election under Section 8.1(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.1(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such


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

         Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.1(8) or 6.1(9) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the later of (x) the 91st day following the deposit or (y) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Subsidiary Guarantors (if any) or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or any such Subsidiary Guarantors;

                  (8) the Company deliver to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (9) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                  SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust all money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and the Securities to the Holders of the Securities of all sums due in respect of the payment of principal of, premium, if any, and accrued interest on the Securities.

                  SECTION 8.4. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

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

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or premium, if any, or interest on the Securities that remains unclaimed by the Holders thereof for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors.

                  SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of principal, premium, if any, interest on or principal of any Securities because of the reinstatement of its obligations, the Company or Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                  The Trustee's rights under this Article VIII shall survive termination of this Indenture.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.1. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (3) to provide for any supplemental indenture required pursuant to Section 3.12;

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

                  (4) to comply with Article IV or Article X in respect of the assumption by a Successor Company of an obligation of the Company or any Subsidiary Guarantor under this Indenture;

                  (5) to add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with this Indenture;

                  (6)      to secure the Securities;

                  (7) to make any change that would provide any additional rights or benefits to the holders of the Securities or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

                  (8) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (9) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all respects to the Initial Securities or the Additional Securities, as the case may be (except that the transfer restrictions contained in the Initial Securities or the Additional Securities, if any, will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities or Additional Securities, as a single class of securities.

                  After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

                  SECTION 9.2. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Any past default or compliance with any provision of this Indenture or the Securities may be waived with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting holder of Securities):

                  (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to the redemption to the Securities (other than provisions relating to the covenants in Section 3.5 or 3.10);

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

                  (3) reduce the rate of or change the time for payment of interest or additional interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Security payable in money other than that stated in the Securities;

                  (6) make any change in the provisions of the Indenture relating to waivers of past Defaults, waiver of certain covenants, supplemental indentures requiring the consent of Holders, or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities;

                  (7) waive a redemption or purchase payment with respect to any Security (other than a payment required pursuant to Section 3.5 or 3.10);

                  (8) impair the right of any holder to institute suit for the enforcement of any payment under any Security after the maturity thereof;

                  (9) release any Subsidiary Guarantor other than in accordance with this Indenture, or change any Subsidiary Guarantee in any manner that would adversely affect the Holders; or

                  (10) make any change in the foregoing amendment and waiver provisions.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder's Securities will not be rendered invalid by such tender or exchange.

                  After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.3. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such

Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through
(8) of Section 9.2, in that case the amendment, supplement, waiver or other action shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Holder's Securities. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under
Section 9.1 or 9.2 as applicable.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                  SECTION 9.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

                                    ARTICLE X

                              SUBSIDIARY GUARANTEE

                  SECTION 10.1. Subsidiary Guarantee. Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.7) (all the foregoing being hereinafter collectively called the "Guarantor Obligations"). Each Subsidiary Guarantor agrees that the Guarantor Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations. Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guarantor Obligations.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

                  Except as set forth in Section 10.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor, or (f) any change in the ownership of the Company; (g) by any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Subject to the provisions of Section 3.12, each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section 10.2. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).

                  Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and
(y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

                  SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

                  (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Secured Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

                  (b) In addition, the Company will not permit any Subsidiary Guarantor to consolidate or merge with or into (other than another Subsidiary Guarantor) and will not permit the sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of the properties or assets of any Subsidiary Guarantor unless:

                  (1) (a) the Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia;
         (b) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Subsidiary Guarantor pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (c) immediately before and, on a pro forma basis, immediately after giving effect to such transaction no Default or Event of Default exists; and (d) the Company shall have delivered to the Trustee an Officers' Certificate that items (a) to (c) have been satisfied and, in the event such Subsidiary Guarantor or the Person formed by or surviving any such consolidation or merger has assets with a book value in excess of $250,000, a legal opinion with respect to the matters set forth in clauses (a) and (b) above; or

                  (2) the transaction is made in compliance with the conditions described in Section 3.5.

                  Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Subsidiary Guarantor, which sale or disposition is otherwise in compliance with this Indenture, such Subsidiary Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate; provided, however, that any such termination will occur only to the extent that each such Subsidiary Guarantor will be released from obligations under its Subsidiary Guarantee if all the obligations of such Subsidiary Guarantor under the Senior Secured Credit Agreement and related documentation terminate upon consummation of such transaction.

                  (c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate upon the legal defeasance or covenant defeasance of the Securities pursuant to the provisions of Article VIII hereof.

                  (d) Each Subsidiary Guarantor will be released from its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

                  SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

                  SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                          if to the Company:

                          Portola Packaging, Inc.
                          890 Faulstich Court
                          San Jose, CA 95112

                          Attention: Chief Financial Officer

                          with copies to:

                          Themistocles G. Michos
                          Vice President, Secretary and General Counsel Portola Packaging, Inc.
                          720 York Street, #103
                          San Francisco, CA 94110

                          Fenwick & West LLP
                          Embarcadero Center West
                          275 Battery Street
                          San Francisco, CA 94111

                          Attention: David K. Michaels, Esq.

                          if to the Trustee:

                          U.S. Bank National Association
                          60 Livingston Avenue,
                          St. Paul, MN 55107-2292
                          Phone (651) 495-3913
                          Fax (651) 495-8097
                          Mail Code: EP-MN-WS3C

                  The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to the Company or the Subsidiary Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

                  SECTION 11.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE SUBSIDIARY GUARANTEES.

                  SECTION 11.10. Judgment Currency. The Company and the Subsidiary Guarantors agree to fully indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

                  SECTION 11.11. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. Each Subsidiary Guarantor that is not organized in the United States hereby agrees to maintain a Significant Subsidiary, or to appoint the Company, as its authorized agent (the "Process Agent") upon which process may be served in any suit, action or proceeding arising out of or relating to this Indenture or the Securities that may be instituted in any Federal or State court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and (i) acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to it (mailed or delivered to or care of the Company at its principal office as specified in Section 11.2), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each Subsidiary Guarantor that is not organized in the United

States initially appoints the Company to act as the Process Agent. So long as the Company maintains its principal executive offices in the United States, process may be served upon the Process Agent c/o the Company at the address set forth in Section 11.2. In the event that the Company no longer has a Significant Subsidiary organized in the United States which may act as Process Agent, the Company shall designate such additional or alternative agents for service of process under this Section 11.11 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.11.

                  SECTION 11.12. Enforceability of Judgments Each Subsidiary Guarantor not organized in the United States agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in a court in the United States shall be conclusive and binding upon it and may be enforced in the courts of its domicile or jurisdiction of organization (or any other courts to the jurisdiction of which the Guarantor is subject) by a suit upon such judgment, provided that service of process is effected upon such Subsidiary Guarantor, as applicable, in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that such Subsidiary Guarantors do not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of any such Guarantor to the extent not expressly waived in accordance with this
Section 11.12.

                  SECTION 11.13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Securities, this Indenture or a Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  SECTION 11.14. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.15. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.16. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 11.17. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                             PORTOLA PACKAGING, INC.

                                             By /s/ Jack L. Watts
                                               ---------------------------------
                                               Name: Jack L. Watts
                                               Title: Chief Executive Officer

                                             PORTOLA ALLIED TOOL, INC.

                                              By /s/ Jack L. Watts
                                               ---------------------------------
                                               Name: Jack L. Watts
                                               Title: Chief Executive Officer

                                             PORTOLA LIMITED

                                             Executed and delivered as a deed
                                             (on the date first appearing above)
                                             by Portola Limited acting by


                                             /s/ Richard Kirkland   , a director
                                             -----------------------
                                               Name: Richard Kirkland

                                             /s/ Glen Heighington   , a director
                                             -----------------------
                                               Name: Glen Heighington

                                             PORTOLA PACKAGING, INC. MEXICO,
                                             S.A. DE C.V.

                                             By /s/ Jack L. Watts
                                               ---------------------------------
                                               Name: Jack L. Watts
                                               Title: Chairman

                       [additional signature page follows]

                                             PORTOLA PACKAGING CANADA LTD.

                                             By /s/ Dennis L. Berg
                                               ---------------------------------
                                               Name: Dennis L. Berg
                                               Title: Chief Financial Officer

                                             PORTOLA PACKAGING LIMITED

                                             Executed and delivered as a deed
                                             (on the date first appearing
                                             above) by Portola Packaging Limited
                                             acting by

                                             /s/ Glen Heighington   , a director
                                             -----------------------
                                               Name: Glen Heighington

                                             /s/ Dennis Berg        , a director
                                             -----------------------
                                               Name: Dennis Berg

                                             TECH INDUSTRIES, INC.

                                             By /s/ Dennis L. Berg
                                               ---------------------------------
                                               Name: Dennis L. Berg
                                               Title: Chairman

                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By /s/ Richard H. Prokosch, V.P.
                                               ---------------------------------
                                               Name: Richard H. Prokosch
                                               Title: Vice President

                                                                       EXHIBIT A

                         [FORM OF FACE OF SERIES A NOTE]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No.[___]
                                               Principal Amount $[___________],
                                               as revised by the Schedule of
                                               Increases and Decreases in Global
                                               Security attached hereto
                                               CUSIP NO. _______________________
                                               ISIN: ___________________________

                          PORTOLA PACKAGING CORP, INC.

                     8 1/4% Senior Note, Series A, due 2012

                  Portola Packaging, Inc., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on February 1, 2012.

                  Interest Payment Dates: February 1 and August 1, commencing on August 1, 2004 Record Dates: January 15 and July 15

                  Additional provisions of this Security are set forth on the other side of this Security.

                                               PORTOLA PACKAGING, INC.

                                               By:______________________________

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By_____________________________
  Authorized Signatory                                    Date: _______ __, 20__

                     [FORM OF REVERSE SIDE OF SERIES A NOTE]

                             PORTOLA PACKAGING, INC.

                     8 1/4% Senior Note, Series A, due 2012

1. Interest

         Portola Packaging, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Company will pay interest semi-annually on February 1 and August 1, commencing on August 1, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from January 23, 2004. The Company shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated or a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Securities is not declared effective by the SEC on or before the date that is 210 days after the Issuance Date (the "Target Registration Date") in accordance with the terms of the Registration Rights Agreement dated January 23, 2004 among the Company, the Subsidiary Guarantors and the Initial Purchasers, the annual interest rate borne by the Securities shall be increased from the rate shown above by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the Securities and Exchange Commission or the Securities become freely tradable under the Securities Act, up to a maximum of 1.00% per annum of additional interest. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

2. Method of Payment

         By no later than 10:00 a.m. (New York City time) on the date on which any principal of , premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

         Initially, U.S. Bank National Association (the "Trustee") will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. Any of the domestically organized Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

         The Company issued the Securities under an Indenture dated as of January 23, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured, senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 8 1/4% Senior Notes, Series A, due 2012 referred to in the Indenture. The Securities include (i) $180,000,000 aggregate principal amount of the Company's 8 1/4% Senior Notes, Series A, due 2012 issued under the Indenture on January 23, 2004 (herein called "Initial Securities"), (ii) if and when issued, additional 8 1/4% Senior Notes, Series A, due 2012 or 8 1/4% Senior Notes, Series B, due 2012 of the Company that may be issued from time to time under the Indenture subsequent to January 23, 2004 (herein called "Additional Securities") and (iii) if and when issued, the Company's 8 1/4% Senior Notes, Series B, due 2012 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, sale-leaseback transactions, the sale of capital stock of restricted subsidiaries, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

         To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5. Redemption

         Except as set forth below, the Securities will not be redeemable at the option of the Company prior to February 1, 2007. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         If redeemed during the 12-month period commencing on February 1 of the years set forth below:

                                             REDEMPTION
PERIOD                                         PRICE
------                                         -----
2007                                         106.188%
2008                                         104.125%
2009                                         102.063%
2010 and thereafter                          100.000%

         In addition, at any time and from time to time prior to February 1, 2007, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 108.250% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities (after giving effect to any future issuance of Additional Securities) must remain outstanding after each such redemption; provided further, that each such redemption occurs within 60 days of the date of closing of such Equity Offering.

         If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

         In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions

         If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under paragraph 5 of the Securities, then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Company to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7. Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or
(ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8. Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

9. Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

10. Defeasance

         Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11. Amendment, Supplement, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented by the Company, Subsidiary Guarantors and Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for any supplemental indenture required pursuant to Section 3.12, to comply with
Article IV or Article X in respect of the assumption by a Successor Company of an obligation of the Company or any Subsidiary Guarantor under this Indenture, to add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture, to secure the Securities, to make any change that would provide any additional rights or benefits to the holders of the Securities or that does not materially adversely affect the legal rights under the Indenture of any such holder; to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, or to provide for the issuance of the Exchange Securities.

12. Defaults and Remedies

         Under the Indenture, Events of Default include (each of which are more specially described in the Indenture) (i) default in payment of interest or additional interest when due on the Securities, and such default continues for 30 days; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity , upon required repurchase or upon optional redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to make or consummate a Change of Control Offer or an Asset Sale Offer or to comply with the provisions described under Section 3.2, 3.3 or 4.1; (iv) failure by the Company or a Restricted Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding to comply with any of its other agreements in this Indenture or the Securities or of any Subsidiary Guarantor to perform any of its other covenants under its Subsidiary Guarantee; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days; (vii) any Subsidiary Guarantee of a Significant Subsidiary (or group of Subsidiaries that, taken together, constitutes a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiary Guarantors that, taken together, constitutes a Significant Subsidiary), or any Person acting on behalf of any such Subsidiary Guarantor or Subsidiary Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (viii) certain events of bankruptcy, insolvency or reorganization of the Company, or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law.

         If an Event of Default (other than an Event of Default described in (viii) hereof) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities may declare all the Securities to be due and payable immediately. If an Event of Default described in (viii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or

Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

         No director, officer, employee, incorporator or stockholder of the Company or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Securities, this Indenture or a Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

15. Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16. Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

17. CUSIP, Common Code and ISIN Numbers

         The Company has caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Securities and have directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                                             Portola Packaging, Inc.
                                             890 Faulstich Court
                                             San Jose, CA 95112

                                             Attention: Dennis L. Berg

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                I or we assign and transfer this Security to:

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. No.)

         and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:____________________                    Your Signature:___________________

Signature Guarantee:____________________________________________________________
                         (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

         In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company, or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         1[ ]     acquired for the undersigned's own account, without transfer;
                  or

         2[ ]     transferred to the Company; or

         3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

         4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

         5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

         6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

         7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

                                               ---------------------------------
                                               Signature

Signature Guarantee:

------------------------------                 ---------------------------------
(Signature must be guaranteed)                 Signature


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


                                               --------------------------------
                                               Dated:

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal  Amount of increase in Principal      Security following such      signatory of Trustee or
Exchange  Amount of this Global Security   Amount of this Global Security        decrease or increase         Securities Custodian
--------  ------------------------------   ------------------------------   -------------------------------  -----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you elect to have this Security purchased by the Company Pursuant to
Section 3.5 or 3.10 of the Indenture, check either box:

                         [ ]            [ ]
                         3.5           3.10

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.5 or Section 3.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000):
$____________________________________________

Date: __________ Your Signature ________________________________________________
                                (Sign exactly as your name appears on the other
                                 side of the Security)

Signature Guarantee:____________________________________________________________
                                (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                         [FORM OF FACE OF SERIES B NOTE]

                       [Depository Legend, if applicable]

No. [__]                                       Principal Amount $[___________],
                                               as revised by the Schedule of
                                               Increases and Decreases in Global
                                               Security attached hereto
                                               CUSIP NO.________________________
                                               ISIN:____________________________

                             PORTOLA PACKAGING, INC.

                     8 1/4% Senior Note, Series B, due 2012

         Portola Packaging, Inc., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of [_______________] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on February 1, 2012.

         Interest Payment Dates: February 1 and August 1, commencing on August 1, 2004 Record Dates: January 15 and July 15

         Additional provisions of this Security are set forth on the other side of this Security.

                                               PORTOLA PACKAGING, INC.

                                               By:______________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of the
Securities referred
to in the Indenture.

By_____________________________
  Authorized Signatory                                     Date:_______ __, 20__

                     [FORM OF REVERSE SIDE OF SERIES B NOTE]

                             PORTOLA PACKAGING, INC.

                     8 1/4% Senior Note, Series B, due 2012

1. Interest

         Portola Packaging, Inc., a corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Company will pay interest semi-annually on February 1 and August 1, commencing on August 1, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from January 23, 2004. The Company shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

         By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

         Initially, U.S. Bank National Association (the "Trustee") will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. Any of the domestically organized Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

         The Company issued the Securities under an Indenture dated as of January 23, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 8 1/4% Senior Notes, Series B, due 2012 referred to in the Indenture. The Securities include (i) $180,000,000 aggregate principal amount of the Company's 8 1/4% Senior Notes, Series A, due 2012 issued under the Indenture on January 23, 2004 (herein called "Initial Securities"), (ii) if and when issued, additional 8 1/4% Senior Notes, Series A, due 2012 or 8 1/4% Senior Notes, Series B, due 2012 of the Company that may be issued from time to time under the Indenture subsequent to January 23, 2004 (herein called "Additional Securities") and (iii) if and when issued, the Company's 8 1/4% Senior Notes, Series B, due 2012 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called "Exchange Securities"). The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, sale-leaseback transactions, the sale of capital stock of restricted subsidiaries, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

         To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5. Redemption

         Except as set forth below, the Securities will not be redeemable at the option of the Company prior to February 1, 2007. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         If redeemed during the 12-month period commencing on February 1 of the years set forth below:

                              REDEMPTION
PERIOD                          PRICE
------                          -----
2007                          106.188%
2008                          104.125%
2009                          102.063%
2010 and thereafter           100.000%

         In addition, at any time and from time to time prior to February 1, 2007, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 108.250% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original principal amount of the Securities (after giving effect to any future issuance of Additional Securities) must remain outstanding after each such redemption; provided further, that each such redemption occurs within 60 days of the date of closing of such Equity Offering.

         If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

         In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If any Security is to be redeemed in part only, the notice of redemption relating to such

Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions

         If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under paragraph 5 of the Securities, then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Company to offer to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7. Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or
(ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8. Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

9. Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

10. Defeasance

         Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the

Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11. Amendment, Supplement, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented by the Company, Subsidiary Guarantors and Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for any supplemental indenture required pursuant to Section 3.12, to comply with
Article IV or Article X in respect of the assumption by a Successor Company of an obligation of the Company or any Subsidiary Guarantor under this Indenture, to add Guarantees with respect to the Securities or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture, to secure the Securities, to make any change that would provide any additional rights or benefits to the holders of the Securities or that does not materially adversely affect the legal rights under the Indenture of any such holder; to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, or to provide for the issuance of the Exchange Securities.

12. Defaults and Remedies

         Under the Indenture, Events of Default include (each of which are more specially described in the Indenture) (i) default in payment of interest or additional interest when due on the Securities, and such default continues for 30 days; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity , upon required repurchase or upon optional redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to make or consummate a Change of Control Offer or an Asset Sale Offer or to comply with the provisions described under Section 3.2, 3.3 or 4.1; (iv) failure by the Company or a Restricted Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding to comply with any of its other agreements in this Indenture or the Securities or of any Subsidiary Guarantor to perform any of its other covenants under its Subsidiary Guarantee;
(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged, bonded or stayed for a period of 60 days; (vii) any Subsidiary Guarantee of a Significant Subsidiary (or group of Subsidiaries that, taken together, constitutes a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiary Guarantors that, taken together, constitutes a Significant Subsidiary), or any Person acting on behalf of any such Subsidiary Guarantor or Subsidiary Guarantors, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (viii) certain events of bankruptcy, insolvency or reorganization of the Company, or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law.

         If an Event of Default (other than an Event of Default described in (viii) hereof) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities may declare all the Securities to be due and payable immediately. If an Event of Default described in (viii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

         An incorporator, director, officer, employee, Affiliate or stockholder, of the Company, or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15. Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16. Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors
Act).

17. CUSIP, Common Code and ISIN Numbers

         The Company has caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Securities and have directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the

Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                             Portola Packaging, Inc.
                                             890 Faulstich Court
                                             San Jose, CA 95112

                                             Attention: Dennis L. Berg

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: _______________  Your Signature __________________________________________

Signature Guarantee: ___________________________________________________________
                         (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this Global  Signature of authorized
Date of   Amount of decrease in Principal  Amount of increase in Principal      Security following such      signatory of Trustee or
Exchange  Amount of this Global Security   Amount of this Global Security        decrease or increase         Securities Custodian
--------  ------------------------------   ------------------------------   -------------------------------  -----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you elect to have this Security purchased by the Company Pursuant to
Section 3.5 or 3.10 of the Indenture, check either box:

                      [ ]               [ ]
                      3.5              3.10

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.5 or Section 3.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000):
$____________________________________________

Date: _______________  Your Signature: ________________________________________
                                      (Sign exactly as your name appears on the
                                       other side of the Security)

Signature Guarantee: ___________________________________________________________
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C

            FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

         This Supplemental Indenture, dated as of [_______ __], 20__ (this "Supplemental Indenture" or "Guarantee"), among [name of future Subsidiary Guarantor] (the "Guarantor"), Portola Packaging, Inc. (together with its successors and assigns, the "Company"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and U.S. Bank National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of January 23, 2004 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $180,000,000 of 8 1/4% Senior Notes due 2012 of the Company (the "Securities");

         WHEREAS, Section 3.12 of the Indenture provides that the Company is required to cause each Restricted Subsidiary (other than a Subsidiary that does not Guarantee obligations under the Senior Secured Credit Agreement) created or acquired by the Company and any Subsidiary that is required to Guarantee either any Indebtedness of the Company or Indebtedness under a Credit Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Securityholder;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE I

                                   Definitions

         SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

         SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

         SECTION 2.2 Guarantee. The Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guarantor Obligations pursuant to Article X of the Indenture on a senior basis.

                                   ARTICLE III

                                  Miscellaneous

         SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

         SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein contained.

         SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

         SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

         SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

         SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                               [SUBSIDIARY GUARANTOR],
                                               as a Guarantor

                                               By:______________________________
                                                  Name:
                                                  Title:
                                                  [Address]

                                               U.S. BANK NATIONAL ASSOCIATION,
                                               as Trustee

                                               By:______________________________
                                                  Name:
                                                  Title:

                                               PORTOLA PACKAGING, INC.

                                               By_______________________
                                                  Name:
                                                  Title:

                                               PORTOLA ALLIED TOOL, INC.

                                               By_______________________
                                                  Name:
                                                  Title:

                       [additional signature page follows]

                                             PORTOLA LIMITED

                                             Executed and delivered as a deed
                                             (on the date first appearing above)
                                             by Portola Limited acting by

                                             _______________________, a director
                                               Name:

                                             _______________________, a director
                                               Name:

                                             PORTOLA PACKAGING, INC. MEXICO,
                                             S.A. DE C.V.

                                             By_________________________________
                                               Name:
                                               Title:

                                             PORTOLA PACKAGING CANADA LTD.

                                             By_________________________________
                                               Name:
                                               Title:

                       [additional signature page follows]

                                             PORTOLA PACKAGING LIMITED

                                             Executed and delivered as a deed
                                             (on the date first appearing
                                             above) by Portola Packaging Limited
                                             acting by

                                             ______________________, as director
                                               Name:

                                             ______________________, as director
                                               Name:

                                             TECH INDUSTRIES, INC.

                                             By_________________________________
                                               Name: Dennis L. Berg
                                               Title: Chairman

                                       C-3